Exhibit 10aaa-4

CONFIDENTIAL TREATMENT REQUESTED.  CONFIDENTIAL PORTIONS OF THE
DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE
U.S. SECURITIES AND EXCHANGE COMMISSION.

AMENDMENT NO. 4

TO MULTICURRENCY REVOLVING CREDIT AGREEMENT

AMENDMENT NO. 4 TO MULTICURRENCY REVOLVING CREDIT AGREEMENT (this "Amendment Agreement") dated as of November 11, 2008, by and between Rogers Corporation, a Massachusetts corporation having its principal place of business at One Technology Drive, Rogers, Connecticut 06263 ("Rogers US"), and RBS Citizens, National Association (the "Bank"), a national banking association with offices at 90 State House Square, 10th Floor, Hartford, Connecticut 06103, successor in interest to Citizens Bank of Connecticut, amending a certain Multicurrency Revolving Credit Agreement dated as of November 13, 2006 as amended by Amendment No. 1 to Multicurrency Revolving Credit Agreement dated as of November 10, 2007, Amendment No. 2 to Multicurrency Revolving Credit Agreement dated as of June 17, 2008 and Amendment No. 3 to Multicurrency Revolving Credit Agreement dated as of October 31, 2008 (as amended from time to time, the "Credit Agreement").

WITNESSETH

WHEREAS, pursuant to the terms of the Credit Agreement, the Bank has made certain credit facilities available to Rogers US; and

WHEREAS, Rogers US has requested that the Bank amend certain terms of the Credit Agreement in certain respects; and

WHEREAS, the Bank is willing to amend certain terms of the Credit Agreement in accordance with the terms hereof.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

§1. Definitions. Capitalized terms used herein without definition that are defined in the Credit Agreement shall have the same meanings herein as therein.

§2. Ratification of Existing Agreements. All of Rogers US's obligations and liabilities to the Bank as evidenced by or otherwise arising under the Credit Agreement, the Notes and the other Loan Documents, except as otherwise modified in this Amendment Agreement upon the terms set forth herein, are, by Rogers US's execution of this Amendment Agreement, ratified and confirmed in all respects. In addition, by Rogers US's execution of this Amendment Agreement, Rogers US represents and warrants that no counterclaim, right of set-off, right of recoupment, or defense of any kind exists or is outstanding with respect to such obligations and liabilities. Rogers US acknowledges and agrees that this Amendment Agreement shall be included in the definition of Loan Documents under the Credit Agreement.

§3. Representations and Warranties. Rogers US hereby represents and warrants to the Bank as follows:

(a)  All of the representations and warranties made by Rogers US in the Credit Agreement, the Notes and the other Loan Documents are true and correct on the date hereof as if made on and as of the date hereof, except to the extent that any of such representations and warranties relate by their terms to a prior date and for matters previously disclosed to the Bank in writing.

(b)  No Event of Default under and as defined in the Credit Agreement or any of the Loan Documents has occurred and is continuing on the date hereof.

§4. Conditions Precedent. The effectiveness of the amendments contemplated hereby shall be subject to the satisfaction on or before the date hereof of each of the following conditions precedent:

(a)  Representations and Warranties. All of the representations and warranties made by Rogers US herein, whether directly or incorporated by reference, shall be true and correct on the date hereof, except as provided in §3(a) hereof.

(b)  Performance; No Event of Default. Rogers US shall have performed and complied in all material respects with all terms and conditions herein required to be performed or complied with by it prior to or at the time hereof, and there shall exist no Event of Default or condition which, with either or both the giving of notice or the lapse of time, would result in an Event of Default upon the execution and delivery of this Amendment Agreement.

(c)  Delivery. Rogers US shall have executed and delivered this Amendment Agreement and all documents, instruments, and agreements reasonably required by the Bank in connection with any of the foregoing (collectively, together with the Amendment Agreement, the "Documents").

(d)  Corporate Action. The Bank shall have received a copy of the resolutions, in form and substance reasonably satisfactory to Bank, of the Board of Directors (or other governing body) of Rogers US authorizing the execution, delivery and performance of the Documents, as appropriate.

(e)  Proceedings and Documents. All proceedings in connection with the transactions contemplated by this Amendment Agreement and the Documents shall be satisfactory in substance and form to the Bank, and the Bank shall have received all information and such counterpart originals or certified or other copies of such documents as it may request.

(f)  Good Standing Certificates. The Bank shall have received a good standing certificate for Rogers US dated not more than thirty (30) days prior to the date hereof, issued by the appropriate governmental authority of Rogers US jurisdiction of organization.

(g)  Incumbency Certificates. The Bank shall have received a certificate of the Secretary or an Assistant Secretary (or comparable officer) of  Rogers US, in form and substance reasonably satisfactory to the Bank, as to the incumbency and signature of each officer executing any of the Documents, together with evidence of the incumbency of such Secretary, Assistant Secretary or comparable officer; the Bank acknowledges that a certificate indicating no changes in incumbency since [October 31, 2008] for such entity will be satisfactory to the Bank.

(h)  Amendment Fee.  The Bank shall have received an amendment fee in the amount of $[*].

§5. Amendment to the Credit Agreement.

(a)  The definition of “Applicable Margin” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

Applicable Margin.  For each period commencing on an Adjustment Date through the date immediately preceding the next Adjustment Date (each a “Rate Adjustment Period”), the Applicable Margin shall be the applicable margin set forth below with respect to the Leverage Ratio, as determined for the period ending on the fiscal quarter ended immediately preceding the applicable Rate Adjustment Period.

LEVEL	LEVERAGE RATIO	PRIME RATE LOANS	REVOLVING CREDIT FACILITY A LIBOR RATE LOANS	REVOLVING CREDIT FACILITY B LIBOR RATE LOANS	UNUSED LINE FEE RATE

IV	Greater than 1.50:1.00	[*]%	[*]%	[*]%	[*]%

III	Less than or equal to 1.50:1.00 but greater than 1.25:1.00	[*]%	[*]%	[*]%	[*]%

[*] CONFIDENTIAL TREATMENT REQUESTED

II	Less than or equal to 1:25:1.00 but greater than 0.75:1.00	[*]%	[*]%	[*]%	[*]%

I	Less than or equal to 0.75:1.00	[*]%	[*]%	[*]%	[*]%

Notwithstanding the foregoing, (a) for Loans outstanding, the Letter of Credit Fees and the commitment fees payable during the period commencing on the Amendment No. 4 Effective Date through the date immediately preceding the first Adjustment Date to occur after the  Amendment No. 4 Effective Date, the Applicable Margin shall be Level 1 set forth above, and (b) if the Borrowers fail to deliver any Compliance Certificate pursuant to §7.4(c) hereof then, for the period commencing on the next Adjustment Date to occur subsequent to such failure through the date immediately following the date on which such Compliance Certificate is delivered, the Applicable Margin shall be the highest Applicable Margin set forth above.

(b)  The definition of “Revolving Credit B Maturity Date” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Revolving Credit B Maturity Date:  November 9, 2009.”

(c)       The definition of  “Amendment No. 4 Effective Date” is hereby inserted in Section 1.01 of the Credit Agreement as follows:

“Amendment No. 4 Effective Date” means November 11, 2008”

§6. No Waiver by Bank. Except as otherwise expressly provided for herein, nothing in this Amendment Agreement shall extend to or affect in any way the Rogers Entities' obligations or the Bank's rights and remedies arising under the Credit Agreement or the other Loan Documents, and the Bank shall not be deemed to have waived any of its remedies with respect to any Event of Default or event or condition which, with notice or the lapse of time, or both, would become an Event of Default and which upon Rogers US's execution and delivery of this Amendment Agreement might otherwise exist or which might hereafter occur.

[*] CONFIDENTIAL TREATMENT REQUESTED

§7. Expenses. Rogers US agrees to pay to the Bank upon demand (a) an amount equal to any and all out-of-pocket costs or expenses (including reasonable legal fees) incurred in the preparation of this Amendment Agreement and related matters and (b) from time to time any and all out-of-pocket costs or expenses (including field examination fees and legal fees and disbursements) hereafter incurred or sustained by the Bank in connection with the administration of credit extended by the Bank to Rogers US or the preservation of or enforcement of the Bank's rights under the Credit Agreement, the Notes or the other Loan Documents or in respect of any of the other obligations to the Bank.

§8. Miscellaneous.

(a)  This Amendment Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts as an instrument under seal.

(b)  Except as otherwise expressly provided by this Amendment Agreement, all of the respective terms, conditions and provisions of the Credit Agreement shall remain the same. It is declared and agreed by each of the parties hereto that the Credit Agreement, as amended hereby, shall continue in full force and effect, and that this Amendment Agreement and the Credit Agreement be read and construed as one instrument, and all references in the Loan Documents to the Credit Agreement shall hereafter refer to the Credit Agreement, as amended by this Amendment Agreement.

(c)  This Amendment Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto. A facsimile or other electronic transmission of an executed counterpart shall have the same effect as the original executed counterpart.

IN WITNESS WHEREOF, each of the parties hereto have caused this Agreement to be executed in its name and behalf by its duly authorized officer as of the date first written above.

RBS CITIZENS, NATIONAL ASSOCIATION

By:	/s/ Gary Burdick
Name: Gary Burdick
Title: Senior Vice President

ROGERS CORPORATION

By:	/s/ Robert D. Wachob
Name: Robert D. Wachob
Title: President & CEO

AMENDED AND RESTATED
REVOLVING CREDIT NOTE B

$25,000,000.00	November 11, 2008

FOR VALUE RECEIVED, the undersigned Rogers Corporation, a Massachusetts corporation (the "Borrower"), hereby promises to pay to the order of RBS Citizens, National Association (the "Bank"), a national banking association, successor in interest to Citizens Bank of Connecticut, at the Bank's office at 90 State House Square, 10th Floor, Hartford, Connecticut 06103:

(a)  prior to or on the Revolving Credit B Maturity Date, the principal amount of TWENTY-FIVE MILLION DOLLARS ($25,000,000.00) or, if less, the aggregate unpaid principal amount of Loans advanced by the Bank to the Borrower under Revolving Credit Facility B pursuant to the Multicurrency Revolving Credit Agreement dated as of November 13, 2006 (as amended, modified, supplemented or restated and in effect from time to time, the "Credit Agreement"), among the Borrower and the Bank; and

(b)  interest on the principal balance hereof from time to time outstanding, from the Closing Date under the Credit Agreement through and including the repayment in full hereof and termination of all commitments under the Credit Agreement, at the times and at the rates set forth in the Credit Agreement.

This Revolving Credit Note B (the "Note") evidences borrowings under and has been issued by the Borrower in accordance with the terms of the Credit Agreement. The Bank and any holder hereof is entitled to the benefits of the Credit Agreement and the other Loan Documents, and may enforce the agreements of the Borrower contained therein, and any holder hereof may exercise the respective remedies provided for thereby or otherwise available in respect thereof, all in accordance with the respective terms thereof. All capitalized terms used in this Note and not otherwise defined herein shall have the same meanings herein as in the Credit Agreement.

The Borrower irrevocably authorizes the Bank to make or cause to be made, at or about the time of the Drawdown Date of any Loan or at the time of receipt of any payment of principal of this Note, an appropriate notation on the grid attached to this Note, or the continuation of such grid, or any other similar record, including computer records, reflecting the making of such Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Loans set forth on the grid attached to this Note, or the continuation of such grid, or any other similar record, including computer records, maintained by the Bank with respect to any Loans shall be prima facie evidence of the principal amount thereof owing and unpaid to the Bank, but the failure to record, or any error in so recording, any such amount on any such grid, continuation or other record shall not limit or otherwise affect the obligation of the Borrower hereunder or under the Credit Agreement to make payments of principal of and interest on this Note when due.

The Borrower has the right in certain circumstances and the obligation in certain other circumstances to prepay the whole or part of the principal of this Note on the terms and conditions specified in the Credit Agreement.

If any one or more of the Events of Default shall occur, the entire unpaid principal amount of this Note and all of the unpaid interest accrued thereon may become or be declared due and payable in the manner and with the effect provided in the Credit Agreement.

No delay or omission on the part of the Bank or any holder hereof in exercising any right hereunder shall operate as a waiver of such right or of any other rights of the Bank or such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar or waiver of the same or any other right on any further occasion.

Borrower and every endorser and guarantor of this Note or the obligation represented hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, and assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral and to the addition or release of any other party or person primarily or secondarily liable.

THIS NOTE AND THE OBLIGATIONS OF THE BORROWER HEREUNDER SHALL FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS NOTE MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN §19 OF THE CREDIT AGREEMENT. BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

This Note amends, restates, and supersedes in its entirety that certain Amended and Restated Revolving Credit Note B dated as of June 17, 2008 in the original principal amount of $25,000,000.00 from the Borrower to the Bank (as amended and in effect from time to time, the “June 2008 Note”). This Note is in substitution for and not in repayment of the June 2008 Note. Nothing contained herein shall constitute a novation of the June 2008 Note. Any principal, interest, fees, costs and other sums owing under the June 2008 Note on this date shall be deemed due and owing under this Note.

This Note shall be deemed to take effect as a sealed instrument under the laws of The Commonwealth of Massachusetts.

IN WITNESS WHEREOF, the undersigned have caused this Amended and Restated Revolving Credit Note B to be signed in their corporate names by their duly authorized officers as of the day and year first above written.

ROGERS CORPORTION

By:           /s/ Robert D. Wachob

By:           /s/ Dennis M. Loughran

Date	Amount of Loan	Amount of Principal Paid or Prepaid	Balance of Principal Unpaid	Notation Made By: